SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2003

Commission File
No.  001-10253

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address and Zip Code of principal executive offices)

(612) 661-6500
(Registrant’s telephone number, including area code)

Item 5.   Other Events.

On August 25, 2003, TCF Financial Corporation (the “Company”) announced that it has prepaid $804 million of fixed-rate borrowings.  These borrowings had an average interest rate of 5.70% and an average remaining maturity of 13 months and are being replaced with lower-cost borrowings with terms of 6 to 18 months.  The total cost of prepaying the borrowings was $37.8 million ($24.6 million after-tax) and will reduce third quarter 2003 diluted earnings per share by approximately 35 cents.  TCF management anticipates these prepayment costs will be substantially offset by reduced future interest expense on the new borrowings.  Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company’s press release dated August 25, 2003.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman of the Board, Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated: August 25, 2003